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                                                                   EXHIBIT 10.8




                                                                 AUGUST 3, 2000



James J. Rafferty
P.O. Box 518
Glenbrook, NV 89413-0518

                            EXECUTIVE RETENTION AWARD
Dear Jim:

     We are pleased to inform you that you have been selected to participate in the executive retention program (the "Retention Program") recently approved by the Board of Directors of Harveys Casino Resort, a Nevada Corporation (together with any successor thereto, the "Company"). All capitalized terms used herein shall have the meaning assigned to them in Annex A, unless otherwise indicated.

     As you know, the Company, by and through subsidiaries, has entered into merger agreements (as the same may be amended, supplemented or superseded from time to time, the "Merger Agreement") pursuant to which the Company expects to purchase 100% of the equity of Pinnacle Entertainment, Inc., subject to obtaining all required regulatory approvals and other consents (the "Transaction"). The Retention Program has been implemented to provide you with additional incentives to assist the Company in consummating the Transaction and to otherwise perform the duties of your employment during this period of transition. The Retention Program is also designed to provide you with certain enhanced benefits in the event of certain terminations of your employment, as described herein. Pursuant to the Retention Program, you will be entitled to the following payments and benefits, on and subject to the terms and conditions set forth below

     (1) RETENTION BONUS. You will be entitled to a special retention bonus of $83,333.00 in addition to any other bonuses to which you are entitled under the Company's regular incentive plans if (a) the Transaction is consummated in accordance with the Merger Agreement and (b) you remain continuously employed by the Company until the date the Transaction is consummated ("Acquisition Effective Date"). The special retention bonus will be payable to you in one lump sum cash payment as soon as reasonably practicable, but not more than ten (10) business days following the Acquisition Effective Date. In addition, if (a) the Transaction is consummated in accordance

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with the Merger Agreement and (b) you are terminated by the Company without
Cause (other than any such termination due to your disability) at any time after the date hereof and prior to the Acquisition Effective Date, you will also be entitled to the same bonus. In addition, notwithstanding any provision of the Management Incentive Plan (MIP), you shall be entitled to receive, as soon as reasonably practicable, in no event more than ten (10) business days following the date you are terminated by the Company without Cause (other than any such termination due to your disability), any Annual Bonus accrued under the MIP but unpaid for any fiscal year of employer ending on or prior to the date of your termination, notwithstanding Paragraph 9 of the Plan requiring employment on the day of the actual payment of the MIP Annual Bonus.

     (2) ACCELERATION OF EQUITY AWARDS. All of your outstanding Stock Awards and Option Awards except your Incentive Stock Grant Shares will become fully vested and will be cancelled in exchange for the cash payment described below if (a) the Transaction is consummated in accordance with the Merger Agreement and (b) your employment with the Company is terminated by the Company without Cause (other than termination due to your disability) at any time after the date hereof and prior to the one (1) year anniversary of the Acquisition Effective Date. The amount of such cash payment shall equal the sum of the amounts described in subparagraphs (A) and (B) and, if applicable, (C), (D) and (E) below, to be paid as set forth below:

     (A) an amount equal to the product of (i) the Transaction Share Price multiplied by (ii) the number of shares of Class A Common Stock and Class B Common Stock subject to each cancelled Stock Award;

     (B) an amount equal to the product of (i) (x) the excess of the Transaction Share Price over (y) the exercise price per share of Class A Common Stock or Class B Common Stock, as applicable, applicable under each cancelled Stock Option multiplied by (B) the number of shares of Class A Common Stock or Class B Common Stock, as applicable, subject to such cancelled Stock Options immediately prior to the cancellation thereof;

     (C) solely in the event your termination of employment occurs prior to the Acquisition Effective Date, an amount equal to the product of (i) the Transaction Share Price multiplied by (ii) the number of shares of Class A Common Stock and Class B Common Stock that were subject to those Stock Awards that were forfeited by you as of the date of such termination of your employment in accordance with your Award Agreement;

     (D) solely in the event your termination of employment occurs prior to the Acquisition Effective Date, an amount equal to the product of (i)(x) the excess of the Transaction Share Price over (y) the exercise price per share of Class A Common Stock or Class B Common Stock, as applicable, subject to each Option Award that was forfeited by you as of the date of such termination of your employment in accordance with your Award Agreement

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          multiplied by (ii) the number of shares of Class A Common Stock or
          Class B Common Stock, as applicable, subject to such terminated Option Award immediately prior to the termination thereof; and

     (E) solely in the event your termination of employment occurs prior to the Acquisition Effective Date, an amount equal to the product of (i) (x) the excess of the Transaction Share Price over (y) the exercise price per share of Class A Common Stock or Class B Common Stock, as applicable, subject to each Option Award that remained outstanding following the date of such termination of your employment but expired prior to the Acquisition Effective Date without having been exercised multiplied by (ii) the number of shares of Class A Common Stock or Class B Common Stock, as applicable, subject to such expired Option Award immediately prior to the expiration thereof.

     Such payment shall be made in five installments, with the first such installment payable as soon as reasonably practicable, but no more than ten
(10) business days, after the Acquisition Effective Date, and equal to the greater of (i) twenty percent (20%) of the full amount of such payment and
(ii) the aggregate income taxes payable by you with respect to the accelerated vesting of the Stock Award pursuant to this letter. The balance of the amount payable to you pursuant to this letter shall be paid in four
(4) equal installments, with interest at an annual rate of twelve percent (12%) on each of the first four (4) Anniversaries of the Acquisition Effective Date.

     Each Incentive Stock Grant Share that has been awarded to you, with respect to the Bluffs Run Casino Acquisition Project shall remain outstanding following your Termination Date until the expiration of the performance period governing the accelerated vesting of such Incentive Stock Grant Share. If all objectives of such Incentive Stock Grant Share are achieved so that there is no longer a risk of forfeiture on or prior to the end of such performance period, the Company shall cancel such Incentive Stock Grant Share in exchange for a cash payment equal to the product of the number of Incentive Stock Grant Shares so canceled, and the Transaction Share Price. Such payment shall be made to you in installments, with the first such installment payable as soon as reasonably practicable, but no more than ten
(10) business days, after delivery to the Board of the Financial Statements necessary to determine if the performance objectives have been achieved and equal to the greater of (i) the Applicable Percentage (as defined below) of the full amount of such payment; and (ii) the aggregate income taxes payable by you with respect to the accelerated vesting of such Incentive Stock Grant Shares. The balance of the amount payable to you in respect of the cancellation of such Incentive Stock Grant Shares shall be paid in equal installments, with interest at the annual rate of twelve percent (12%), on each anniversary of the Termination Date thereafter, such that the total amount so payable shall be paid in full as of the fourth anniversary of the Termination Date. If (i) any of the objectives for accelerated vesting of such Incentive Stock Grant Share are not achieved as of the end of such performance period, or (ii) your employment shall have been terminated prior to the Acquisition Effective Date by the Company without Cause, or due to your Death or Disability and thereafter the Merger is canceled or not consummated, all of your rights

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with respect to such non-vested Incentive Stock Grant Shares shall be forfeited and canceled immediately without payment or other consideration to you. The term "Applicable Percentage" shall mean the quotient expressed as a percentage of (i) the number of days from the Termination Date is the last day of the applicable performance period divided by (ii) One Thousand Four Hundred Sixty (1,460). The Company's obligation to make payments under this Paragraph (2) shall be delayed to the extent that the Company is restricted in making such payments under its financing arrangements. Any delayed payments shall accrue interest at an annual rate of twelve percent (12%) during the period of delay.

          (3) SEVERANCE BENEFITS. If (a) the Transaction is consummated in accordance with the Merger Agreement and (b) your employment with the Company is terminated by the Company without Cause (other than any such termination due to your disability) at any time after the date hereof and prior to the one year anniversary of the Acquisition Effective Date, you will be entitled to severance benefits consisting of continued payments of your base salary at the rate in effect at the date of your termination for one year and continued medical, dental and vision coverage for one year on substantially the same terms and conditions (including requirements concerning co-payments, deductibles, etc.) as immediately prior to such termination. The severance benefits payable under this Paragraph 3 shall be reduced by the amount of any severance benefits payable to you under any other severance or employment arrangement or agreement applicable to you.

     You hereby covenant and agree that, in consideration of the payments and benefits described herein, during your employment with the Company and for the one year period following the date of your termination of employment at any time prior to the first anniversary of the Acquisition Effective Date and for any or no reason, you shall not at any time in the Lake Tahoe Geographic Area or for or in respect of any entity which, directly or indirectly, including through affiliates, has operations in the Lake Tahoe Geographic Area directly or indirectly, (i) engage in any business for your own account that is competitive with the business of the Company, or its subsidiaries, affiliates, or assigns, of owning, operating, managing and/or developing hotel/casinos (the "Business"); (ii) enter the employ of, or render any consulting services to, any entity that competes with the Company, or its subsidiaries, affiliates, successors, or assigns, in the Business; or (iii) become interested in any such entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; PROVIDED, HOWEVER, you may (A) own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange or market if you are not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 5% or more of any class of securities of such entity, and (B) be employed by an entity which has a hotel/casino or casino in the Lake Tahoe Geographic Area provided (i) you use no confidential, proprietary or competitive information of the Company, and (ii) you are not employed at or have direct supervisory responsibilities over operations at said facility.

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     You hereby further covenant and agree that, in consideration of the payments and benefits described herein, during your employment with the Company and thereafter, you shall not, publicly or privately, disparage or otherwise make any derogatory statement (whether written or oral) in respect of the Company or any of its subsidiaries or affiliates, including, without limitation, Colony Capital, Inc., its employees, owners and affiliates, or the conduct of any of their respective business or professional activities, except to the extent required (i) by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, you shall use use best efforts to consult with the Board of Directors of the Company prior to responding to any such order or subpoena, and (ii) to litigate any claim against the Company for failure to pay any amount due to you under the terms of this letter agreement, your employment agreement or other agreement with the Company or a Company benefit plan in which you are a participant.

     Your entitlement to receive any of payments or benefits under this letter agreement is conditioned upon (i) your signing and returning to the Company a general release of claims in form and substance substantially as set forth on Annex B attached hereto and incorporated herein by reference, in the case of the payments and benefits described in Paragraphs (2) and (3), and (ii) your compliance with your covenants and agreements hereunder. In the event of your breach of any such covenants or agreements, the Company shall be entitled to obtain injunctive relief (without requirement of posting a bond) in addition to any other relief to which it may be entitled.

     The Company will require any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume and agree to perform this letter agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. During the effective period of this letter agreement, the geographic area and other portions of your then existing covenant not to compete will be superseded. Your confidentiality agreement and the remaining terms of your employment agreement shall not be superseded. This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior arrangements relating to such subject matter are merged herein and superseded hereby.

     This letter agreement shall be binding on and inure to the benefit of the Company and its successors and permitted assigns. This letter agreement shall also be binding on and inure to the benefit of you and your heirs, executors, administrators and legal representatives.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to principles of conflicts of laws which would require the application of the laws of another jurisdiction.

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     If you are in agreement with the terms and conditions set forth herein, please indicate your agreement to be bound hereby by executing this letter agreement in the space provided below and returning the fully executed letter agreement by facsimile and U.S. Mail to: to Ron Alling, Scarpello & Alling, Ltd., P.O. Box 3390, Stateline, NV 89449-3390 Fax (775) 588-4970.

                                       HARVEYS CASINO RESORTS,
                                       a Nevada corporation.



                                       By: /s/ Charles W. Scharer
                                           ---------------------------------
                                           CHARLES W. SCHARER
                                           President/Chief Executive Officer






     Accepted and agreed this 29th day of August, 2000.


     /s/ James J. Rafferty
     ---------------------
     JAMES J. RAFFERTY


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                                                                        ANNEX A

     For the purposes of this letter agreement and the Retention Program, the following terms shall have the following meanings:

     "Award Agreement" shall mean the Management Stock Option and Restricted Stock Agreement, dated as of February 2, 1999, between you and the Company. "Cause" shall mean (A) gross negligence or willful malfeasance in the performance of your duties to the Company (B) conviction of any felony or conviction of a crime involving moral turpitude; (C) dishonesty with respect to the Company (including, without limitation, fraud); (D) use or imparting of any confidential or propriety information of the Company or any subsidiary or affiliate in violation of the Company's policy regarding confidentiality or any confidentiality or proprietary agreement to which you are party, which act or actions have a material adverse affect on the Company; or (E) failure to obtain or retain any permits, licenses, or approvals which may be required by any state or local authorities in order to permit you to continue your employment with the Company.

     "Class A Common Stock" shall mean the Class A common stock, par value $.01 per share the Company.

     "Class B Common Stock" shall mean the Class B common stock, par value $.01 per share the Company.

     "Stock Award" shall mean the restricted stock granted to you by the Company pursuant to the Award Agreement.

     "Option Award" shall mean the options to purchase shares of Class A and Class B Common Stock granted to you by the Company pursuant to the Award Agreement.

     "Transaction Share Price" shall mean (i) for purposes of calculating a payment under clause (A) or (B) of Paragraph 2 of the letter agreement, $43.45 and (ii) for purposes of calculating a payment under clause (C), (D) or (E) of Paragraph 2 of the letter agreement, $54.12 (i.e., the per share value of the Class A and Class B Common Stock prior to the increase in the capitalization of the Company in connection with the Transaction).


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                                                                        ANNEX B

                         CONFIDENTIAL RELEASE AGREEMENT


     WHEREAS, James J. Rafferty (the "Executive") is party to an Employment Agreement, dated as of ____________________ and a Retention Agreement dated as of ___________________, both with Harveys Casino Resorts, a Nevada corporation (the "Company") (said Employment Agreement and the Retention Agreement, as each may be amended from time to time, are collectively referred to herein as the "Agreements"); and

     WHEREAS, the Executive's employment with the Company has been terminated and, in connection therewith, the Executive is entitled to receive certain payments and benefits pursuant to the Agreements (such payments and benefits referred to herein as the "Termination Benefits"); and

     WHEREAS, it is a condition to the obligation of the Company to pay the Termination Benefits to the Executive that the Executive execute and deliver to the Company this Confidential Release Agreement (the "Release Agreement");

     NOW, THEREFORE, in consideration of the payment to the Executive of the Termination Benefits, each of the Executive and the Company hereby agree as follows:

     1. CERTAIN DEFINED TERMS. Capitalized terms used herein without definition shall have meanings assigned thereto in the Agreements, as applicable.

     2. EXECUTIVE'S RESIGNATION. The Executive's employment with the Company is terminated [STATE TYPE OF TERMINATION] and Executive hereby resigns from each of his

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employment positions with the Company or any of its Affiliates, effective on
___________________ (the "Date of Termination"). The Executive shall execute and deliver such documents evidencing his resignation hereunder as the Company may reasonably request.

(3)      EXECUTIVE'S GENERAL RELEASE AND WAIVER.

         (a) THE EXECUTIVE, ON HIS OWN BEHALF AND ON BEHALF OF HIS AGENTS, REPRESENTATIVES, ASSIGNS, HEIRS, EXECUTORS AND ADMINISTRATORS (COLLECTIVELY, THE "EXECUTIVE RELEASORS") HEREBY RELEASES, REMISES AND ACQUITS THE COMPANY, EACH OF ITS AFFILIATES AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, AGENTS, EMPLOYEES, CONSULTANTS, INDEPENDENT CONTRACTORS, ATTORNEYS, ADVISERS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "COMPANY RELEASEES"), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, CHARGES, COMPLAINTS, DEMANDS, COSTS, RIGHTS, LOSSES, DAMAGES AND OTHER LIABILITY WHATSOEVER, KNOWN OR UNKNOWN (COLLECTIVELY, THE "CLAIMS"), WHICH THE EXECUTIVE HAS OR MAY HAVE AGAINST ANY COMPANY RELEASEE ARISING ON OR PRIOR TO THE DATE OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, CLAIMS IN RESPECT OF DISMISSAL, REDUNDANCY, BREACH OF CONTRACT, DISABILITY, DISCRIMINATION, UNLAWFUL DEDUCTION FROM WAGES, BREACH OF RIGHTS OF ENTITLEMENTS UNDER THE UNITED

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STATES AGE DISCRIMINATION IN EMPLOYMENT ACT, THE UNITED STATES AMERICANS WITH
DISABILITIES ACT OF 1990, THE UNITED STATES FAMILY AND MEDICAL LEAVE ACT OF 1993, TITLE VII OF THE UNITED STATES CIVIL RIGHTS ACT OF 1964,42 U.S.C.
SECTION 1981, THE LAWS OF THE STATE OF NEVADA AND ANY WORKERS COMPENSATION OR DISABILITY CLAIMS OR ANY OTHER FEDERAL, STATE, OR LOCAL LAW, OTHER THAN THE EXCLUDED CLAIMS (AS DEFINED BELOW). THE EXECUTIVE FURTHER AGREES THAT THE EXECUTIVE WILL NOT FILE OR PERMIT TO BE FILED ON THE EXECUTIVE'S BEHALF ANY SUCH CLAIM. NOTWITHSTANDING THE PRECEDING SENTENCE OR ANY OTHER PROVISION OF THIS RELEASE AGREEMENT, THIS RELEASE IS FOR ANY RELIEF, NO MATTER HOW DENOMINATED, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WAGES, BACK PAY, FRONT PAY, COMPENSATORY DAMAGES, AND PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS RELEASE SHALL NOT APPLY TO ANY EXCLUDED CLAIM.

     (b) THE EXECUTIVE ACKNOWLEDGES THAT THE TERMINATION BENEFITS THE EXECUTIVE IS RECEIVING IN CONNECTION WITH THE FOREGOING RELEASE ARE IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EXECUTIVE IS ALREADY ENTITLED FROM THE COMPANY OR ANY OF ITS AFFILIATES OR ANY COMPANY RELEASEE.

     (c) For purposes of this Agreement, the term "Excluded Claims" means claims

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to enforce any of the Executive's rights under or pursuant to this Release
Agreement, the Agreements, the Amended Award Agreement dated the ___ day of ______________, the Incentive Stock Grant Plan dated the ____ day of
_________________, the Amended Deferred Compensation Agreement dated the ____ day of __________________, the Supplemental Executive Retirement Plan or
[the Company's D&O indemnification arrangements].

4. KNOWING AND VOLUNTARY WAIVER BY THE EXECUTIVE. The Executive acknowledges that, by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Release Agreement and intends to be legally bound thereby.

5. ACKNOWLEDGMENT BY THE EXECUTIVE OF HIS RIGHT TO CONSIDER AND REVOKE THIS RELEASE; EFFECTIVE DATE OF THIS AGREEMENT.

    (a) The Executive understands, agrees and acknowledges that:

         A. He has been advised and encouraged by the Company to have this Release Agreement reviewed by legal counsel of the Executive's own choosing and that he has been given ample time to do so prior to his signing this Release Agreement;

         B. He has been provided at least twenty-one (21) days to consider this Release Agreement and to decide whether to agree to the terms contained herein;

         C. He will have the right to revoke this Release Agreement during the seven (7) day period following the date the Executive signs this Release Agreement by giving written notice of his revocation to ________ of the Company at [DELIVERY ADDRESS] on or prior to the seventh day after the date the Executive signs this Release

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Agreement and if the Executive exercises his right to revoke this Release
Agreement, he will forfeit his right to receive any of the Termination
Benefits;

         D. The Termination Benefits provided herein will not be paid to the Executive until at least eight (8) days after the Executive signs this Release Agreement and will be paid only if the Executive does not revoke this Release Agreement pursuant to C above; and

         E. By signing this Release Agreement, the Executive represents that he fully understands the terms and conditions of this Release Agreement and intends to be legally bound by them.

     (b) This Release Agreement will become effective, enforceable and irrevocable seven (7) days after the date on which it is executed by the Executive and provided it is not revoked by the Executive during such seven
(7) day period (the "Effective Date").

6. GOVERNING LAW. This Release Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to principles of conflicts of laws.

7. SEVERABILITY. The parties hereto intend that the validity and enforceability of any provision of this Release Agreement shall not affect or render invalid any other provision hereof.

8. BINDING AGREEMENT. This Release Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, executors, successors and assigns.

IN WITNESS WHEREOF, each of the Executive and the Company, by its duly

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authorized representative, has caused this Release Agreement to be executed as of this _______ day of ________________________, 2000.

                                   HARVEYS CASINO RESORTS, a Nevada corporation

                                   By:
                                       -------------------------------
                                   Title:
                                         -----------------------------

                                   EMPLOYEE



                                   -----------------------------------
                                   James J. Rafferty


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